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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

1. Heritage Operating L.P., a Delaware limited partnership, which does business under the following names:

     o        Balgas
     o        Blue Flame Gas of Charleston
     o        Blue Flame Gas of Mt. Pleasant
     o        Blue Flame Gas of Vermont
     o        C & D Propane
     o        Carolane Propane Gas
     o        Claredon Gas
     o        Covington Propane
     o        Cumberland LP Gas
     o        Eaves Oil
     o        Fallsburg Gas
     o        Foster Gas
     o        Gas Service Co.
     o        Gibson Propane
     o        Greer Gas Co.
     o        Harris Propane Gas
     o        Heritage Propane
     o        Holton's L.P. Gas
     o        Horizon Gas
     o        Horizon Gas of Palm Bay
     o        Hydratane of Athens
     o        Ikard & Newson
     o        Jerry's Propane Service
     o        John E. Foster & Son
     o        Keen Propane
     o        Kingston Propane
     o        Liberty Propane Gas
     o        Lyons Propane
     o        Modern Propane
     o        Myers Propane Service
     o        New Mexico Propane
     o        Northern Energy
     o        Northwestern Propane
     o        Pioneer Gas
     o        Propane Gas Ind.
     o        Rasnick Gas
     o        Rural Bottled Gas and Appliance
     o        Sawyer Gas
     o        Spring Lake Super Flame
     o        Tri-Gas of Benzie
     o        Wakulla L.P.G.
     o        Wurtsboro Propane Gas
     o        Waynesville Gas Service
     o        Young's Propane


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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES


2. Heritage-Bi State, L.L.C., a Delaware limited liability company, holding a partnership interest in the following:

     o Bi-State Propane (Bi-State Propane also transacts business under the name Turner Propane).

3. Heritage Service Corp., a Delaware corporation, holding a direct or indirect interest in the following:

     o   M-P Oils Ltd.
     o   M-P Energy Partnership

4.   Guilford Gas Service, Inc.


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